Exhibit 99.1

Contact:	Lynn Hopkins
Chief Financial Officer
(657) 255-3282

RBB Bancorp Announces Authorized Common Stock Repurchase Plan and Partial Redemption of Subordinated Debt

LOS ANGELES, June 15, 2026 /Globe Newswire/ -- RBB Bancorp (NASDAQ: RBB) and its subsidiaries, Royal Business Bank (the “Bank") and RBB Asset Management Company ("RAM"), collectively referred to herein as (the “Company"), announced that its Board of Directors authorized a stock repurchase plan providing for the repurchase of up to 1 million shares of the Company’s outstanding common stock through June 30, 2028 (the “Repurchase Plan”) and a partial redemption of the 4.0% Fixed to Floating Rate Subordinated Notes due March 31, 2031 (the “Notes”).

The Repurchase Plan represents a dollar amount of approximately $25 million, based on the Company’s current stock price, and represents approximately 6% of the Company’s current outstanding shares. The Repurchase Plan permits shares to be purchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rules 10b5-1 and 10b-18 of the Securities and Exchange Commission. The authorized Repurchase Plan may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The Repurchase Plan does not obligate the Company to purchase any particular number of shares.

On May 29, 2025, the Company’s Board of Directors authorized the repurchase of up to $18 million of common stock through June 30, 2026, of which $4.1 million was available as of March 31, 2026. In the second quarter of 2026, the Company repurchased the remaining available amount under this plan which effectively exhausted this plan.

The Company also intends to redeem $40.0 million of the Notes with an expected redemption date of July 1, 2026. The Notes became redeemable in whole, or in part, beginning on April 1, 2026, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus any accrued and unpaid interest. Beginning on April 1, 2026, the 4.00% fixed interest rate reset to a floating rate equal to three-month term SOFR plus a spread of 329 basis points, which equaled 6.98% on that date. Accordingly, the total amount related to the Notes being redeemed, plus any accrued and unpaid interest, is approximately $40.7 million. Immediately after the redemption, $80.0 million aggregate principal amount of the Notes will be outstanding and the interest rate will reset on July 1, 2026, to the then three-month term SOFR plus a spread of 329 basis points.

These transactions reflect the Company’s strong capital position and ample liquidity and are part of the Company’s ongoing capital management strategy.

Corporate Overview

RBB Bancorp is a community-based financial holding company headquartered in Los Angeles, California. As of March 31, 2026, the Company had total assets of $4.2 billion. Its wholly-owned subsidiary, Royal Business Bank, is a full service commercial bank, which provides consumer and business banking services predominately to Asian-centric communities through 24 full-service branches across 6 states including California, Nevada, New York, New Jersey, Illinois, and Hawaii. Bank services include remote deposit, E-banking, mobile banking, commercial and investor real estate loans, business loans and lines of credit, commercial and industrial loans, SBA 7A and 504 loans, 1-4 single family residential loans, trade finance, a full range of depository account products and wealth management services. The Bank has nine branches in Los Angeles County, two branches in Ventura County, one branch in Orange County, California, one branch in Las Vegas, Nevada, three branches and one loan operation center in Brooklyn, three branches in Queens, one branch in Manhattan in New York, one branch in Edison, New Jersey, two branches in Chicago, Illinois, and one branch in Honolulu, Hawaii. The Company's administrative and lending center is located at 1055 Wilshire Blvd., Los Angeles, California 90017, and its operations center is located at 7025 Orangethorpe Ave., Buena Park, California 90621. The Company's website address is www.royalbusinessbankusa.com.

Safe Harbor

Certain matters set forth herein (including the exhibits hereto) constitute forward-looking statements relating to the Company’s current business plans and expectations and our future financial position and operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance and/or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic markets, including the tight labor market, ineffective management of the United States (“U.S.”) federal budget or debt or turbulence or uncertainly in domestic or foreign financial markets; the strength of the U.S. economy in general and the strength of the local economies in which we conduct operations; adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments; possible additional provisions for credit losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to, including potential supervisory action by bank supervisory authorities; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; failure to comply with debt covenants; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; the effects of having concentrations in our loan portfolio, including commercial real estate and the risks of geographic and industry concentrations; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; severe weather, natural disasters, earthquakes, fires, or other adverse external events could harm our business; geopolitical conditions, including acts or threats of terrorism, actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts, including the war between Russia and Ukraine, conflict in the Middle East, and increasing tensions between China and Taiwan, which could impact business and economic conditions in the U.S. and abroad; tariffs, trade policies, and related tensions, which could impact our clients, specific industry sectors, and/or broader economic conditions and financial market; public health crises and pandemics, and their effects on the economic and business environments in which we operate, including our credit quality and business operations, as well as the impact on general economic and financial market conditions; general economic or business conditions in Asia, and other regions where the Bank has operations; failures, interruptions, or security breaches of our information systems; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; cybersecurity threats and the cost of defending against them; our ability to adapt our systems to the expanding use of technology in banking; risk management processes and strategies;  the impact of regulatory enforcement actions, if any; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in tax laws and regulations; the impact of governmental efforts to restructure the U.S. financial regulatory system and increased costs of compliance and other risks associated with changes in regulation, including any amendments to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the impact of changes in the Federal Deposit Insurance Corporation ("FDIC") insurance assessment rate and the rules and regulations related to the calculation of the FDIC insurance assessments; the effect of changes in accounting policies and practices or accounting standards, as may be adopted from time-to-time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; fluctuations in the Company’s stock price; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; our ability to raise additional capital, if needed, and the potential resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; our ongoing relations with our various federal and state regulators, including the SEC, FDIC, FRB, California Department of Financial Protection and Innovation, and Consumer Financial Protection Bureau; our success at managing the risks involved in the foregoing items and all other factors set forth in the Company’s public reports, including its Annual Report as filed under Form 10-K for the year ended December 31, 2025, and particularly the discussion of risk factors within that document. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ.